Option Agreement
(“Agreement”)
Between:

Octacation Productions Ltd. (“OPL”)
A Nevada Corporation operating from Calgary, Canada

and

Gordon Rix (“RIX”)
A writer and actor residing in Calgary, Canada

(hereinafter collectively referred to as the “Parties”)

Whereas the Parties are desirous of entering into an agreement that results in the financing, production, and distribution of the intellectual property known as Smack in the Middle of Nowhere (the “Show”), which Show registered with the Writers Guild of America as #1001191, the Parties hereby agree as follows:

1.	OPL will, prior to December 31, 2011, expend a minimum of $40,000 on the production and associated expenses of a video trailer, which expenses are consistent with a dramatic movie production trailer;
2.
OPL will, prior to December 31, 2012, enter into a definitive contract with a recognized movie production company, terms of which definitive contract will include full production of the Show within 18 months of the definitive contract signing;

3.
OPL will, prior to December 31, 2012, enter into a definitive contract with a recognized movie distribution company, terms of which definitive contract will include a standard distribution commitment for the United States of America and Canada;

4.	OPL will pay to Rix, within 45 days of receipt of any revenues, by OPL and related to the Show, a royalty payment equaling 5% of the gross amount of such revenues.
5.	Rix will provide the shot list necessary for the video trailer shoot;
6.	Rix will provide a draft script prior to December 31, 2011, said script being at least 75 pages of 12 point font, single spaced pages;
7.	Rix will provide reasonable assistance to OPL in all matters related to the Show’s development, production and distribution.

Further Agreements:

Default - The Parties agree that should OPL not perform specifically as set out above, it will constitute a default of this Agreement. The Parties agree that in the event of a default, all right and title to the Show and associated materials will automatically revert back to Rix and this Agreement will be terminated. In the event of termination, all monies owed by either Party to the other will become due and payable and all revenue streams related to the Show that were initiated prior to the termination, with remain subject to the 5% royalty referred to herein this Agreement.

Jurisdiction – the Parties agree that all legal aspects related to this Agreement will be governed by the Laws of Alberta, Canada,

Signed and agreed to in Calgary, this 28th day of December, 2010.

Octacation Productions Ltd.
Per:

/s/ Darryl Cozac
Darryl Cozac
President

/s/ Gordon Rix
Gordon Rix